UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

GUANGZHOU GLOBAL TELECOM, INC.
(Name of Registrant As Specified In Charter)
______________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

GUANGZHOU GLOBAL TELECOM, INC.
Room 03/04, 16/F, Jinke Building,
No.17/19, Guangwei Road
Guangzhou, China 510180

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on December 16, 2008 (the “Record Date”), of shares of the common stock with voting power of Guangzhou Global Telecom, Inc., a Florida corporation (the “Company”), that our Board of Directors and 10 holders of approximately 50.48% of our common stock with voting power as of the Record Date have giving written consent as of December 16, 2008, to approve the following:

To amend our Articles of Incorporation to increase the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to One Billion (1,000,000,000) shares of common stock at par value of $.01 with no preemptive rights (“Common Stock”);

These actions were approved on December 16, 2008, by our Board of Directors and shareholders who hold a majority of our issued and outstanding voting securities.  We anticipate an effective date of January 20, 2009, or as soon thereafter as practicable in accordance applicable law, including the Florida Business Corporation Act (the "Florida Act").

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the Florida Act and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about December 30, 2008.

Please feel free to call us at (86) 20-8317-2821 should you have any questions on the enclosed Information Statement.

Date: December 29, 2008	For the Board of Directors of GUANGZHOU GLOBAL TELECOM, INC.

	By:	/s/ Yankuan Li
Yankuan Li
President, Chief Executive Officer and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

GUANGZHOU GLOBAL TELECOM, INC.
Room 03/04, 16/F, Jinke Building,
No.17/19, Guangwei Road
Guangzhou, China 510180

INFORMATION STATEMENT
(Definitive)

December 29, 2008

GENERAL INFORMATION

   This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.01 per share (the “Common Stock”), of Guangzhou Global Telecom, Inc., a Florida Corporation (the “Company”), to notify such Stockholders that on or about December 16, 2008, the Company received written consents in lieu of a meeting of Stockholders from 10 holders of 36,768,959 shares representing approximately 50.48% of the total 72,839,071 issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to amend the articles of incorporation of the Company (the “Articles”) to increase (the “Authorized Common Stock Increase”) the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time to One Billion (1,000,000,000) shares of Common Stock with no preemptive rights. Accordingly, your consent is not required and is not being solicited in connection with the approval.

  On December 16, 2008, the Board approved the Authorized Common Stock Increase, subject to Stockholder approval.

   We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Florida, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters' rights.

             Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

   The Authorized Common Stock Increase will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

           As of the date of the consent by the Majority Stockholders, on December 16, 2008, the Company had 72,839,071 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

             On December 16, 2008, the holders of 36,768,959 shares (or approximately 50.48% of the 72,839,071 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Authorized Common Stock Increase. As the action was approved by the majority stockholders, no proxies are being solicited with this Information Statement.

           The Florida Act provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company's Bylaws and the Florida Act, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 72,839,071 voting shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting majority stockholders are the record and beneficial owners of a total of 36,768,959 shares of the Company's common stock, which represents approximately 50.48% of the total number of voting shares. The consenting majority stockholders voted in favor of the actions described herein in a written consent, dated December 16, 2008. No consideration was paid for the consent. The consenting stockholders' names, affiliation with the Company and beneficial holdings are as follows:

Voting Shareholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares
Li Yankuan	President, CEO & Chairman	14,193,934	19.48%
Liang Siming		3,000,000	4.12%
Li Yanfen		4,147,211	5.69%
He Junzhi		2,627,955	3.61%
Asian Century Properties Limited		2,393,613	3.29%
Zhang Yuanyi		2,750,000	3.78%
Sierra Vista Group Limited		1,657,971	2.28%
Ni Jingda		1,557,800	2.14%
Li Hanbin		2,902,850	3.99%
Li Zhikeng		1,537,625	2.11%
Total		36,768,959	50.48%

AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED COMMON STOCK TO ONE BILLION

   On December 16, 2008, the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to replace Article III in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Articles of Incorporation, as amended, currently authorizes for issuance of 75,000,000 shares of common stock. The approval of this amendment to the Articles of Incorporation will increase the Company's authorized shares of common stock to 1,000,000,000. The Company currently has authorized common stock of 75,000,000 shares and approximately 72,839,071 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.

           Article III of the Company's Articles of Incorporation currently is as follows:

“The total authorized capital stock of the corporation shall be Seventy-Five million (75,000,000) shares of $.01 par value common stock, allot any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.”

            Upon approval of the amendment to increase the Company's authorized shares of common stock from 75,000,000 to 1,000,000,000, Article III of the Company's Articles of Incorporation will be as follows:

“The total authorized capital stock of the corporation shall be One Billion (1,000,000,000) shares of $.01 par value common stock, allot any part of which capital stock may be paid for in cash, in property or in labor and services at a fair valuation to be fixed by the Board of Directors. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.”

INCREASE IN AUTHORIZED COMMON STOCK

           The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

           As of the Record Date, a total of 72,839,071 shares of the Company's currently authorized 75,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

   The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

           Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

   As disclosed in our Current Report Form 8-K on August 1, 2008, on July 31, 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the following three investors: Enable Growth Partners LP, Pierce Diversified Strategy Master Fund LLC, and Enable Opportunity Partners LP (collectively, the “Investors").  The aggregate purchase price was $3,000,000, and the investment was as follows:

·       Common Stock Purchase Warrants (the “Warrants”) to purchase 2,090,592 shares of the Company’s common stock at a price of $1.12 per share, subject to adjustment, exercisable for a period of five years.  The Warrants may also be exercised on a “cashless” basis if at any time after one year from the closing of the Purchase Agreement.

·       Senior Secured Convertible Debentures (the “Debentures”) for up to $3,428,571, with an annual interest rate of 8%.  The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $.82.

   As disclosed in our Current Report Form 8-K on November 5, 2008, On November 3, 2008, due to market conditions, the Company re-negotiated the terms of the Debentures and Warrants, and entered into a modification agreement (the “Amendment Agreement”) with the Investors. Pursuant to the Amendment Agreement, the Company agreed to completely remove the monthly interest payment of the Debentures and increase the annual interest rate to 18%. Therefore, as described below in the Schedule A of the Amendment Agreement, the Company will pay an aggregate of $2,151,110.85 and $1,485,714.10 to the Investors that are due on July 31, 2009 and February 21, 2010, respectively.  The Company acknowledged that the conversion price of the Debentures on the conversion date shall be equal to the lesser of (a) $0.015 (subject to adjustment), and (b) 80% of the lowest closing bid price during the 20 Trading Days immediately prior to the applicable conversion date (subject to adjustment).

SCHEDULE A

Maturity Date	7/31/2009	2/21/2010

Enable Growth Partners New Principal Amount(s):	$1,828,444.24	$1,262,856.99

Enable Opportunity Partners New Principal Amount(s):	$215,111.09	$148,571.41

Pierce Diversified Strategy Master Fund LLC, Ena New Principal Amount(s):	$107,555.52	$74,285.71

Total	$2,151,110.85	$1,485,714.10

SCHEDULE B
Warrants held following adjustment of exercise price to $0.015

Number of shares underlying warrants

Enable Growth Partners	132,682,890

Enable Opportunity Partners	15,609,738

Pierce Diversified Strategy Master Fund LLC, Ena:	7,804,906

Toal	156,097,534

   The Company further agreed to hold a shareholder meeting on or before January 15, 2009 to increase the number of authorized shares of common stock of the Company to at least 1,000,000,000.

   Therefore, based on the above financing and Amendment Agreement, we currently do not have enough authorized common stock to issue to Investors if the Investors elect to convert the Debentures or exercise the Warrants. We believe our action to increase the number of authorized common stock of the Company to 1,000,000,000 will prevent the Company being in default to the Investors and provide opportunities to the Company to raise additional capital for ongoing operations, business and asset acquisitions.

           In addition to the above financing transaction, we may enter into additional investments in order to develop our operations. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. We will be required to issue additional shares of Common Stock which are proposed to be authorized if we elect to issue equity securities. If we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock.

   Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENTS:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING DEBENTURES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

           As of the date of this definitive information statement, we had approximately 72,839,071 shares of common stock issued and outstanding and we had Debentures which could require the issuance of approximately 242,454,997 additional shares of common stock to Investors, and Warrants which could require the issuance of 156,097,534 additional shares of common stock. The sale of these shares may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE DEBENTURES AND EXERCISE OF WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

          The issuance of shares upon conversion of the Debentures and exercise of Warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the stock at a price lower than the current market prices.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR DEBENTURES AND EXERCISE PRICE OF OUR WARRANTS MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

   The Debentures are convertible or the Warrants are exercisable into shares of our common stock at a 20% discount to the lowest closing bid price during the 20 Trading Days immediately prior to the conversion/exercise.

The significant downward pressure on the price of the common stock as the Investors convert/exercise and sell material amounts of common stock could encourage short sales by Investors. This could place further downward pressure on the price of the common stock. The Investors could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of the Debentures or Warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, DEBENTRUES, OR WARRANTS, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR AND OUR SUBSIDIARIES' ASSETS.

           The Security Agreement states that if an event of default occurs under any agreement with the Investors, the Investors have the right to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Investors to or for the credit or the account of the Company, or any part thereof in such amounts as the Investors may elect, against and on account of the obligations and liabilities of the Company to the Investors hereunder and claims of every nature and description of the Investors against the Company, or otherwise to satisfy our obligations under these agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following information table sets forth certain information regarding the Common Stock owned on December 16, 2008 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1) (2)	Shares Owned Number	Percentage (3)
Li Yankuan President, Chief Executive Officer and Chairman	14,193,934	19.49%
Ni Jingda (4) Chief Operating Officer	1,557,800	2.13%
Richard Yan (4) Chief Financial Officer	0	0
Wu Yiwen (4)	250,000	0.34%
Hu Zhihan (4)	10,000	0.01%
All Directors and Officers as a Group (3 persons)	15,751,734	23.31%

(1)	The persons named in this table have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned by each.

(2)	Unless stated otherwise, the address is c/o Guangzhou Global Telecom, Inc., Room 03/04, 16/F, Jinke Building, No.17/19, Guangwei Road, Guangzhou, China 510180

(3)	Based on 72,839,071 shares of common stock outstanding as of December 16, 2008.

(4)
Effective October 16, 2008, Mr. Zhihan Hu resigned as the Chief Financial Officer and Director of our company. Yiwen Wu resigned as Chief Operating Officer and Director of our company. Effective October16, 2008, Richard Yan and Jingda Ni were appointed as our Chief Financial Officer and Chief Operating Officer respectively.

ADDITIONAL INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2008; June 30, 2008, and March 31, 2008.
2.	Annually Report on Form 10-KSB for the period ended December 31, 2007.

NO DISSENTER’S RIGHTS

   The Stockholders have no right under the Florida General Corporation Law, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

   Pursuant to Rule 14c-2 under the Exchange Act, the Authorized Common Stock Increase shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on January 20, 2009.

MISCELLANEOUS MATTERS

   The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on December 16, 2008, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

   You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Authorized Common Stock Increase will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

   This Information Statement is being mailed on or about December 30, 2008 to all Stockholders of record as of the Record Date.

CONCLUSION

   As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of Authorized Common Stock Increase.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

   WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: December 29, 2008	For the Board of Directors of GUANGZHOU GLOBAL TELECOM, INC.

	By:	/s/ Yankuan Li
Yankuan Li
President, Chief Executive Officer and Director

EXHIBIT A

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the “Agreement”), dated as of October ___, 2008, is entered into by and among Guangzhou Global Telecom, Inc., a Florida corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, pursuant to a Securities Purchase Agreement, dated July 31, 2007 (the “Purchase Agreement”), among the Company and the Holders, the Holders purchased from the Company an aggregate of $[____________ in principal amount of 8% Senior Secured Convertible Debentures of the Company (the “Debentures”) and were issued warrants exercisable for shares of Common Stock (the “Warrants”); and

WHEREAS, the parties desire to amend certain of the Transaction Documents pursuant to the terms hereof.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1.           Amended and Restated Debentures.  The Company hereby agrees to issue each Holder, in exchange for such purchaser’s Debenture, an amended and restated debenture, in the form of Exhibit A attached hereto (the “Amended and Restated Debenture(s)”) with a principal amount equal to the amounts set forth on Schedule A attached hereto.  Other than as amended thereunder, the rights and obligations of the Holders and of the Company with respect to the Amended and Restated Debentures shall be identical in all respects to the rights and obligations of the Holders and of the Company with respect to the Debentures and the Underlying Shares issued and issuable pursuant to the Purchase Agreement.  For clarity, the Purchase Agreement and all Transaction Documents thereunder are hereby amended so that the term “Debentures” includes the Amended and Restated  Debentures and the term “Underlying Shares” includes the shares of Common Stock issuable upon conversion and redemption thereof, and the term “Transaction Documents” shall be amended to include this Agreement.

                    2.           Amendment to Certificate of Incorporation.

                    (a)          The Company hereby agrees to hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date following the date hereof, and in any event on or before January 15, 2009, for the purpose of obtaining the “Authorized Share Approval” (as defined below), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal.  In addition, the Company agrees to use its best efforts to promptly respond to any comments the Commission may have with respect to any preliminary proxy statement.  If the Company does not obtain the Authorized Share Approval at the first meeting, the Company shall call a meeting every 30 days thereafter to seek Authorized Share Approval until the earlier of the date the Authorized Share Approval is obtained or the Debentures and Warrants are no longer outstanding.  The Company agrees to file the amendment to its articles or certificate of incorporation with the Secretary of State of Florida within one Business Day of obtaining the Authorized Share Approval.  As used herein, “Authorized Share Approval” means the vote by the stockholders of the Company to approve an amendment to the Company’s articles or certificate of incorporation that increases the number of authorized shares of Common Stock from 75,000,000 to at least 1,000,000,000, and the filing of such amendment and the acceptance thereof by the Secretary of State of Florida.

1

                    (b)           On or prior to the date hereof, the Company shall deliver each Holder irrevocable written voting agreements, of all of the officers, directors and stockholders holding more than 10% of the issued and outstanding shares of Common Stock on the date hereof to vote all Common Stock over which such Persons have voting control as of the record date for the meeting of stockholders of the Company in favor of the Authorized Share Approval, amounting to, in the aggregate, at least 50% of the issued and outstanding Common Stock, which agreements shall be in form and substance acceptable to each Holder.

3.           The Company hereby makes to the Holders the following representations and warranties:

    (a)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

    (b)           No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

2

    (c)           Issuance of the Amended and Restated Debentures.  The Amended and Restated Debentures are duly authorized and, upon the execution of this Agreement by the Holders will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Amended and Restated Debentures, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares sufficient for the conversion in full of the Amended and Restated Debentures.

    (d)           Equal Consideration.  No consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

    (e)           Survival and Bring Down.  All of the Company’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.  The  Company expressly reaffirms that, except as set forth in the disclosure schedules attached hereto (if any), each of the representations and warranties set forth in the  Purchase Agreement, continues to be true, accurate and complete, and the Company hereby remake and incorporate herein by reference each such representation and warranty as though made on the date of this Agreement.

    (f)           Holding Period for Amended and Restated Debentures. Pursuant to Rule 144, the holding period of the Amended and Restated Debentures (and Underlying Shares issuable upon conversion and redemption thereof) shall tack back to the original issue date of the Debentures.

    (g)           No Novation.  The Amended and Restated Debentures are being issued in substitution for and not in satisfaction of the Debentures.  The Amended and Restated Debentures shall not constitute a novation or satisfaction and accord of any of the Debentures.  The Company hereby acknowledges and agrees that the Amended and Restated Debentures shall amend, restate, modify, extend, renew and continue the terms and provisions contained in the Debentures and shall not extinguish or release the Company or any of its Subsidiaries under any Transaction Document (as defined in the  Purchase Agreement) or otherwise constitute a novation of its obligations thereunder.

3

4.           On or prior to the date hereof, the Company hereby agrees to cause its legal counsel to issue a legal opinion to the undersigned Holders and the Company’s Transfer Agent regarding this Agreement and the transactions contemplated hereby, in form and substance reasonably acceptable to the Holders, including an opinion that the holding period of the Amended and Restated Debentures (and shares issued and issuable upon conversion thereof) shall tack back to the original issue date of the Debentures.

5.           Amendment to the Exercise Price.  The Exercise Price (as defined in the Warrants) of all of the Warrants is hereby amended and reduced to $0.015, subject to further adjustment therein, and the number of shares underlying the Warrants is hereby increased in the individual amounts set forth on Schedule B attached hereto, each subject to further adjustment pursuant to the Warrants.

6.           Miscellaneous.

    (a)           The foregoing waivers shall not be effective unless and until all Holders shall  have agreed to the terms and conditions hereunder.  In addition, the respective obligations, amendments, agreements and waivers of the Holders hereunder are subject to the following conditions being met: (a) the accuracy in all material respects of the representations and warranties of the Company contained herein and (b) the performance by the Company of all if its obligations, covenants and agreements required to be performed hereunder. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

    (b)           This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

                     (c)           The Company shall, on or before 8:30 AM (NY time) on the 1st Trading Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the Holders, disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement thereto.  The Company shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

                    (d)           The Company has agreed to reimburse the Holders $5,000 for its legal fees and expenses, none of which has been paid prior to the date hereof.  Except as set forth in the preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

4

    (e)           The Company has elected to provide all Holders with the same terms and form of agreement for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has been represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.

5

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

GUANGZHOU GLOBAL TELECOM, INC.

By: /s/ Yankuan Li
Name: Yankuan Li
        Title: CEO & President

[signature page(s) of Holders to follow]

6

COUNTERPART SIGNATURE PAGE
OF HOLDER TO
AMENDMENT AGREEMENT
AMONG GZGT
THE HOLDERS THEREUNDER

Name of Holder:___________________________________

By:______________________________________________

Name:____________________________________________

Title:_____________________________________________

New Principal Amount of Debenture due 7/31/09: $__________

New Principal Amount of Debenture due 2/21/2010: $__________

7

SCHEDULE A

Maturity Date	7/31/2009	2/21/2010

Enable Growth Partners New Principal Amount(s):	$1,828,444.24	$1,262,856.99

Enable Opportunity Partners New Principal Amount(s):	$215,111.09	$148,571.41

Pierce Diversified Strategy Master Fund LLC, Ena New Principal Amount(s):	$107,555.52	$74,285.71

Total	$2,151,110.85	$1,485,714.10

SCHEDULE B
Warrants held following adjustment of exercise price to $0.015

Number of shares underlying warrants

Enable Growth Partners	132,682,890

Enable Opportunity Partners	15,609,738

Pierce Diversified Strategy Master Fund LLC, Ena:	7,804,906

8